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Exhibit 10.1

                                MICROISLET, INC.
                              A NEVADA CORPORATION

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 28, 2003 is entered into between MicroIslet, Inc., a Nevada corporation (the "Company") and Investment Design Concepts (the "Purchaser").

         1. PURCHASE. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase and the Company hereby agrees to sell and issue nine hundred seven thousand (907,000) shares of Common Stock of the Company (the "Shares" or the "Securities") at fifty cents ($0.50) per Share, for an aggregate purchase price of four hundred fifty-three thousand five hundred dollars ($453,500) (the "Purchase Price").

         2. CLOSING. The closing of the sale and purchase of the Securities under this Agreement (the "Closing") shall take place at such time and place as the Company and Purchaser may mutually agree.

         3. DELIVERIES. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the number of Shares to be purchased, and Purchaser will deliver to the Company payment of the Purchase Price in immediately available funds to a bank account to be designated by the Company.

         4. INFORMATION. The Purchaser has been furnished with and has been given the opportunity to review all information regarding the Company which it has requested and which it deemed necessary for an investment in the Company. Without limiting the generality of the foregoing, the Purchaser has been given access to and has reviewed the following documents:

                  (a) The Company's Registration Statement on Form SB-2 declared effective by Securities Exchange Commission (the "SEC") on April 23, 2003 (the "Form SB-2");

                  (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "March 10-QSB");

                  (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the "June 10-QSB"); and

                  (d) The Company's Current Report on Form 8-K dated May 13, 2003 (the "Form 8-K").

The Purchaser is aware that all of the Company's material public filings with the SEC since November 14, 2001 are available via the Internet through the web site maintained by the SEC at



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www.sec.gov. The Purchaser understands that: (i) the Form SB-2 and the prospectus therein do not apply to the offer or sale of the Securities, and are provided for information only, (ii) no federal or state agency has passed upon the Securities or has made any finding or determination concerning the fairness or value of the Securities, and (iii) the books and records of the Company are and will continue to be available for inspection by the Purchaser, and any purchaser representative of the Purchaser, at the Company's address listed above.

         5. ILLIQUIDITY OF INVESTMENT; SECURITIES LAWS. The Purchaser understands that the Securities are not a liquid investment. In particular, the Purchaser understands and acknowledges that:

                  (a) The offering and proposed sale of Securities herein have not been registered or qualified under the Securities Act of 1933, as amended (the "Act") nor under the securities laws of California or any other state. This offering has not been reviewed by the SEC nor has the SEC or any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this offering. The offering and proposed sale of the Securities herein is being made in reliance upon certain securities exemptions, including (i) SEC Regulation D, Rule 506, promulgated under Section 4(2) of the Act, and
         (ii) the exemption set forth in Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the regulations promulgated thereunder.

                  (b) It is believed that the offering and proposed sale of the Securities currently qualifies and will continue to qualify under each such claimed exemption. Because the availability of these exemptions is based upon subjective factors, however, and because the criteria for exemption are subject to interpretation by state or federal regulatory agencies and courts, there is no assurance that such exemptions will be available. If and to the extent that suits for rescission are brought for failure to register this offering or for acts or omissions constituting offenses under the Act or the securities laws of any state, the capital and financial condition of the Company could be adversely affected. In addition, the Company could be adversely affected by need to defend any such private or governmental action even where the Company ultimately is exonerated.

                  (c) The Purchaser will have no right to require registration of the Securities offered and sold hereby under the Act, other than as set forth in Section 10 below.

                  (d) The Purchaser's right to transfer the Securities offered and sold hereby will be restricted. These restrictions will require the Purchaser to hold the Securities indefinitely, unless the Securities are subsequently registered under the Act and qualified or registered under other applicable state laws, or unless an exemption from such qualification or registration is available and confirmed by an opinion

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         of counsel acceptable to the Company. After periods of time described below, there may, but will not necessarily be, an exemption available under Section 4(1) of the Act in accordance with SEC Rule 144. As of the date of Agreement, Rule 144 allows for limited sales of restricted securities pursuant to Section 4(1) of the Act after the securities have been held for one year, provided certain conditions are satisfied, including availability of public information about the issuer, restrictions on the amount of securities sold within a three month period, restrictions on the manner of sale, and the filing of a notice with the SEC. Rule 144 currently provides that the foregoing restrictions do not apply to a person who has held securities for two years and who not been an "affiliate" of the issuer during the three months preceding the sale. The term "affiliate" is defined in Rule 144 as a person who directly or indirectly controls, is controlled by or is under common control with the issuer. Executive officers, directors and persons who directly or indirectly own or control over 10% of the stock of an issuer are often deemed to be affiliates. The Company is under no obligation to take steps to ensure the availability of Rule 144, and the Purchaser should not assume that the Securities may be resold at any particular time in the future.

         6. REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants as follows (INITIAL EACH ONE):

                                    (a) _______ The Purchaser confirms that all
                           documents, records, and books pertaining to the investment in the Company and its proposed business, including without limitation the Form SB-2, the March 10-QSB, the June 10-QSB and Form 8-K, have been made available to the Purchaser for review.

                                    (b) _______ The Purchaser, or the
                           representatives or advisors of the Purchaser, have had the opportunity to ask questions of and receive answers from the officers of the Company, or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Purchaser or the representatives or advisors of the Purchaser.

                                    (c) _______ The Purchaser has not been
                           presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio, television or internet advertisement, or any other form of advertising concerning the Securities or the Company.

                                    (d) _______ The Purchaser has received no
                           representations or warranties from the Company, or from any directors, officers, agents, or employees of the Company, and in purchasing the Securities, the Purchaser is relying solely on the investigations made by the Purchaser.

                                    (e) ______ The Purchaser acknowledges that
                           neither the SEC nor any other state or federal agency has made any determination as to the merits of purchasing the Securities or as to the value of the Securities, and that the purchase of the Securities involves a high degree of risk.

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                                    (f) ______ The Purchaser is acquiring the
                           Securities for investment and for the Purchaser's own account or in the capacity set forth on the signature page hereof, and not with a view to any distribution thereof.

                                    (g) _______ The Purchaser understands that
                           the Securities must be held indefinitely unless subsequently registered under the Act and qualified or registered under other applicable state laws (which is highly unlikely) or unless an exemption from such qualification or registration is available. The Purchaser agrees that a notation of these restrictions shall be placed upon the Securities and in the appropriate records of the Company. The Purchaser understands that the Company has made no commitment to take actions to register the Securities or to make available the safe harbor of SEC Rule 144.

                                    (h) _______ The Purchaser understands the
                           risks and other considerations related to the purchase by the Purchaser of the Securities, including without limitation the risk factors set forth in the Form SB-2 and the June 10-QSB under the heading "Risk Factors," and the Purchaser has such knowledge and experience in financial and business matters that the Purchaser (alone or with the aid of the investment advisors of the Purchaser) is capable of evaluating the merits and risks of purchasing the Securities.

                                    (i) _______ The Purchaser has consulted with
                           and relied entirely on the Purchaser's business, financial, and tax advisors in purchasing the Securities and in evaluating the merits and risks of an investment in the Company.

                                    (j) _______ The Purchaser understands that
                           Regulation D under the Act defines an "accredited investor" as any person coming within any of the following categories:

                                             i. Any director or executive
                                    officer of the Company;

                                             ii. Any natural person whose
                                    individual net worth, or joint net worth with the person's spouse, at the time of his purchase exceeds $1,000,000;

                                             iii. Any natural person who had an
                                    individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year;

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                                             iv. A revocable trust, the grantor
                                    of which qualifies under (ii) or (iii)
                                    above; or

                                                     v. Any entity in which all
                                    of the equity owners are accredited
                                    investors.

                                    (k) The Purchaser hereby represents to the
                           Company that the Purchaser is an "accredited investor" within the meaning of Regulation D, and is included within the following accredited investor category or categories defined above [INITIAL THE APPLICABLE CATEGORY]:

                           (i)      _____
                           (ii)     _____
                           (iii)    _____
                           (iv)     _____
                           (v)      _____
                           (None)   _____

         If the Purchaser belongs to accredited investor category "(v)" only, a list of the shareholders, partners or beneficiaries of the Purchaser, and the "accredited investor" category which each such shareholder, partner or beneficiary satisfies, is attached to this Agreement.

                                    (l) _______ If the Purchaser has initialed
                           category (ii) of Section 6(k) above, the Purchaser acknowledges that the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the Purchaser's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. In determining income, the Purchaser should add to the Purchaser's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

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                                    (m) _______ The Purchaser (jointly with
                           spouse) has a net worth inclusive of his residence of:

                           [ ]      More than $500,000
                           [ ]      More than $1,000,000
                           [ ]      More than $2,000,000

                                    (n) _______ The Purchaser is able to bear
                           the economic risk of an investment in the Company, has the ability to hold the Securities indefinitely, the Purchaser's overall commitment to investments which are not readily marketable (such as the Securities) is not disproportionate to the Purchaser's net worth, and the Purchaser has the financial ability to suffer a complete loss of the Purchaser's investment in the Securities.

                                    (o) _______ The Purchaser has all requisite
                           power, authority, and capacity to purchase and hold the Securities and to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with or constitute a default under any instruments governing the Purchaser, any law, regulation, or order, or any agreement to which the Purchaser is a party or by which the Purchaser may be bound.

                                    (p) _______ The Purchaser understands the
                           meaning and legal consequences of the
                           representations, warranties, covenants, and other agreements contained in this Agreement, and the Purchaser understands that the Company has relied upon such representations, warranties, covenants, and agreements, including those with respect to compliance with applicable securities laws, rules, and regulations, and the Purchaser hereby agrees to indemnify and hold harmless the Company and its respective directors, officers, agents, attorneys, and employees, from and against any and all loss, damage, or liability, together with all costs and expenses (including attorneys' fees and disbursements), which any of them may incur by reason of (i) any breach of the representations, warranties, covenants, or agreements of the Purchaser contained in this Agreement executed by the Purchaser, or (ii) any false, misleading, incomplete, or inaccurate information contained in this Agreement executed by the Purchaser. All representations, warranties, and covenants contained in this Agreement, and the indemnification contained in this Section, shall survive the acceptance of this Agreement.

                                    (q) _______ The Purchaser further represents
                           and warrants the following information for the purpose of assisting the Company in its evaluation of the suitability of the Purchaser of an investment in the Company. If there should be any material change in any of the following information prior to the Closing, the Purchaser agrees to immediately furnish in writing to the Company accurate and complete information concerning such change.

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                                    (r) _______ The Purchaser understands that
                           the Company will require substantially more capital than the amount raised in this offering in order to complete the steps necessary to bring any products to market and generate revenues. The Purchaser acknowledges that these matters are discussed in more detail in the Form SB-2 under the heading "Plan of Operation." The Company has no current commitment for such additional capital, and funds may not be available on terms and conditions acceptable to the Company, or at all. The Purchaser understands that any additional capital raised by the Company may be on terms similar to or different from the terms of this offering, and such terms may be more or less favorable to investors than the terms of this offering.

                                    (s) If Purchaser is an entity, Purchaser
                           represents that it was not formed for the sole purpose of making an investment in the Shares.

         THE PURCHASER HEREBY SWEARS AND AFFIRMS THAT THE REPRESENTATIONS AND STATEMENTS OF THE PURCHASER CONTAINED HEREIN ARE TRUE AND ACCURATE.

         7. CONDITIONS TO CLOSING.

                  (a) The obligation of Purchaser to purchase the Securities is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (i) The Company shall have performed all obligations
and conditions herein required to be performed or observed by it on or prior to the Closing; and

                           (ii) The Company shall have obtained any and all
consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

                  (b) The obligation of the Company to sell the Securities is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (i) The representations and warranties of Purchaser
contained in Section 6, shall be true on and as of the Closing with the same effect as though such representations and warranties have been made on and as of the Closing; and Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing; and

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                           (ii) Purchaser shall have obtained any and all
consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

         8. USE OF PROCEEDS. The proceeds from the transactions contemplated by the Agreement will be used for working capital.

         9. BROKER'S FEES. Each party hereto represents and warrants that, except for a commission of 11% payable to ASA Investment Company, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any other broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9 being untrue.

         10. REGISTRATION RIGHTS.

                           (a) Within thirty (30) days after the Closing, the
Company shall use commercially reasonable efforts to file a Registration Statement under the Act (the "Registration Statement") with the SEC covering the registration of the Shares. In the event the Registration Statement is not filed within such thirty (30) day period, the Company shall issue to the Purchaser 3,334 additional shares of the Company's common stock for each day after such thirty (30) day period prior to the date of filing of the Registration Statement. The Company shall issue the Purchaser such additional shares immediately prior to the filing of the Registration Statement, or such earlier date as specified in the next paragraph.

                           (b) In the event that the Company has not filed the
Registration Statement within sixty (60) days after the Closing, the Purchaser may rescind its purchase of the Shares pursuant to this Agreement by delivering written notice to the Company of rescission, together with all original certificate(s) issued to the Purchaser for the Shares, duly endorsed for transfer to the Company. The rescission shall not be effective if the Company has filed the Registration Statement prior to its receipt of both such written notice and the original certificate(s) described above, duly endorsed for transfer to the Company. Upon such rescission, the Company shall return the Purchase Price to the Purchaser without interest, and shall issue to the Purchaser number of shares to which the Purchaser would be entitled under paragraph (a) above if the Registration Statement had been filed on the effective date of the Purchaser's rescission.

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                           (c) The provisions of this Section 10 shall be the
sole and exclusive remedies of the Purchaser for the Company's failure to file the Registration Statement within the time frames set forth above, or otherwise with respect to the registration of the Shares.

                           (d) The Company may require Purchaser to furnish to
the Company a certified statement as to the number of Shares beneficially owned by Purchaser and the natural person or persons who has or have voting and dispositive control over the Shares held by Purchaser, within three business days of the Company's request. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Shares because the Purchaser has failed to furnish such information within three business days of the Company's request, any additional shares to be issued to Purchaser in accordance with paragraph (a) above that are accruing at such time shall be tolled and the obligation to issue such shares shall be suspended, until such information is delivered to the Company, and the sixty (60) day period set forth in paragraph (b) above shall be tolled by one day for each day that the Purchaser has not furnished such information, beginning with such third business day.

         11. GOVERNING LAW. This Agreement is made in San Diego, California and it shall be construed in accordance with and governed in all respects by the laws of the State of California.

         12. CORPORATE SECURITIES LAW. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAVE THEY BEEN QUALIFIED UNDER CALIFORNIA OR ANY OTHER STATE SECURITIES LAWS, RULES, OR REGULATIONS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER OTHER APPLICABLE SECURITIES LAWS, RULES, AND REGULATIONS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

         13. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

         16. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.

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         17. NOTICES. Any notice required or authorized to be given hereunder or any other communications between the parties provided for under the terms of this Agreement shall be in writing and shall be served personally, or by reputable express courier service, or by facsimile transmission addressed to the relevant party at the address stated below or at any other address provided by that party to the other as its address for service. Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express courier service shall be deemed to have been served two (2) business days after the same shall have been delivered to the relevant courier, and any notice so given by facsimile transmission shall be deemed to have been received on dispatch. In proving such service, it shall be sufficient to produce the receipt of a reputable courier company showing the correct address of the addressee or prove that the facsimile transmission was followed by an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted.

         IN WITNESS WHEREOF, the parties hereto have executed the STOCK PURCHASE AGREEMENT as of the date first above written.

COMPANY:                                PURCHASER:

MicroIslet, Inc., a                     [__________________________________]
Nevada corporation
                                        By:
By:                                     Printed Name:
Printed Name:                           Its:
Its:

Address:  6370 Nancy Ridge Drive, Suite 112      Address:_______________________
                San Diego, CA 92121                _____________________________

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